UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: December 29, 2006

BEAZER HOMES USA, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-12822	54-2086934
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1000 Abernathy Road, Suite 1200
Atlanta Georgia 30328
(Address of Principal
Executive Offices)

(770) 829-3700
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective December 29, 2006, Beazer Mortgage Corporation (“Beazer Mortgage”), a subsidiary of Beazer Homes USA, Inc. (the “Company”), amended (the “First Amendment”) its 364-day mortgage warehouse line credit facility (the “Credit Facility”) to extend the maturity date to February 9, 2007. Beazer Mortgage is currently in the process of and anticipates entering into another 364-day credit agreement prior to the expiration of this extension. The Credit Facility is secured by certain mortgage loans held for sale and related property and is not guaranteed by the Company or any of its subsidiaries that are guarantors of other indebtedness of the Company. There have been no other amendments to the Credit Facility. The First Amendment is attached as Exhibit 10.1 hereto and is incorporated herein by reference. The above description is qualified in its entirety by reference to Exhibit 10.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1
First Amendment to Credit Agreement dated as of December 29, 2006, by and among Beazer Mortgage Corporation as Borrower, the Lenders party thereto, Guaranty Bank as Agent, JPMorgan Chase Bank, N.A. as Syndication Agent and U.S. Bank National Association as Documentation Agent

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAZER HOMES USA INC.

Date: January 2, 2007	By: /s/ James O’Leary
James O’Leary
Executive Vice President and Chief Financial Officer

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